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                                                                      EXHIBIT 16


 April 16, 2003


 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549


 Commissioners:

We have read the statements made by Del Taco Restaurant Properties II (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 11
2003.

We agree with the statements concerning our Firm in such Form 8-K.


 Very truly yours,



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP